EXHIBIT A

                                   AGREEMENT

     The undersigned hereby agree that the Schedule 13D to which this Agreement is attached as Exhibit B shall be filed on behalf of each of the undersigned. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute a single instrument.



Date:  December 28, 1998                      /s/ Ilyas Chaudhary
                                              ----------------------------------
                                              Ilyas Chaudhary, Individually




                                              CAPCO RESOURCES LTD.



Date:  December 28, 1998                      By: /s/ Kanti Shah
                                                 -------------------------------
                                                 Kanti Shah, President